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                                                                    EXHIBIT 15.1



August 3, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated August 2, 2001 on our review of interim financial information of Critical Path, Inc. (the "Company") as of and for the period ended June 30, 2001 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Company's Registration Statements on Form S-8 (Nos. 333-63080, 333-51504, 333-44418, 333-36228, 333-95279, 333-95933, 333-40476, 333-87553) and on Form
S-3 (Nos. 333-39958, 333-38006, 333-38000, 333-36382).

Very truly yours,

/s/ PricewaterhouseCoopers, LLP